UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Shore Bancshares, Inc.
(Name of Registrant as Specified in Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of SHORE BANCSHARES, INC.

Notice is hereby given that the Annual Meeting of Stockholders of Shore Bancshares, Inc. (the “Company”) will be held at the Avalon Theatre, 42 East Dover Street, Easton, Maryland 21601 at 11:00 a.m., local time, on Wednesday, April 27, 2005, for the following purposes:

1.	To elect one Class I director to serve until the 2007 Annual Meeting, four Class II directors to serve until the 2008 Annual Meeting, and one Class III director to serve until the 2006 Annual Meeting.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 8, 2005 will be entitled to notice of and to vote at the meeting. This proxy statement is accompanied by the Company’s Annual Report to Stockholders for the year ended December 31, 2004.

All stockholders are cordially invited to attend the meeting in person. Those who cannot attend are urged to sign, date and mail promptly the enclosed proxy in the envelope provided for that purpose. Proposal 1 requires the affirmative vote of holders of a majority of the shares of common stock present and voting. Whether you own a few or many shares, your proxy is important in fulfilling this requirement. To assist us with planning the meeting, please mark the appropriate box on your proxy card as to whether you plan to attend the meeting in person. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

By Order of the Board of Directors, W. Moorhead Vermilye President and CEO
March 28, 2005

18 East Dover Street, Easton, Maryland 21601
410-822-1400 / Fax 410-820-4238

[THIS PAGE INTENTIONALLY LEFT BLANK]

SHORE BANCSHARES, INC.
18 East Dover Street
Easton, Maryland 21601

PROXY STATEMENT
FOR
2005 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished to the stockholders of Shore Bancshares, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held on Wednesday, April 27, 2005, at 11:00 a.m., local time, at the Avalon Theatre, 42 East Dover Street, Easton, Maryland 21601, and at any adjournments thereof. The expense of preparing, printing, and mailing the proxies and solicitation materials will be borne by the Company. In addition to solicitations by mail, the Company may solicit proxies in person or by telephone, and arrange for brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals at the expense of the Company. The approximate date on which this proxy statement and attached form of proxy are being mailed to stockholders is March 28, 2005.

Holders of record at the close of business on March 8, 2005 (the “Record Date”) of outstanding shares of the Company’s common stock, par value $.01 per share (“Common Stock”), are entitled to notice of and to vote at the meeting. As of the Record Date, the number of shares of outstanding Common Stock entitled to vote is 5,515,622 shares. Each share of stock is entitled to one vote. Shares represented by any proxy properly executed and received pursuant to this solicitation will be voted in accordance with the directions of the stockholder; if no direction is given, the proxy will be voted for approval of Proposal 1 and in the discretion of the holders of the proxies as to any other matters that may properly come before the meeting. The proxy may be revoked by a stockholder at any time prior to its use by execution of another proxy bearing a later date, or by written notice delivered to W. Moorhead Vermilye, President and CEO of the Company, at the Company’s address or at the meeting. The Company’s address is 18 East Dover Street, Easton, Maryland 21601 (410-822-1400).

Holders of Common Stock will be asked to elect six directors to serve until their successors are elected and qualify.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as of the Record Date, relating to the beneficial ownership of the Common Stock by (i) each person or group known by the Company to own beneficially more than five (5%) of the outstanding shares of Common Stock; (ii) each of the Company’s directors, director nominees, and named executive officers; and (iii) all directors and executive officers of the Company as a group, and includes all shares of Common Stock that may be acquired within 60 days of the Record Date. Unless otherwise indicated below, each person specified below has sole investment and voting power with regard to the shares set forth in the following table. The address of each of the persons named below is the address of the Company except as otherwise indicated.

Name	Number of Shares Beneficially Owned		Percent of Class Beneficially Owned

Directors, Nominees and Named Executive Officers

Herbert L. Andrew, III	58,378	(1)	1.058
Blenda W. Armistead	6,129	(2)	*
Lloyd L. Beatty, Jr.	7,646	(3)	*
Paul M. Bowman	5,250	(4)	*
David C. Bryan	18,208	(5)	*
Daniel T. Cannon	5,825	(6)	*
Thomas H. Evans	1,746		*
Mark M. Freestate	6,275	(7)	*
Steven A. Fulwood	0
Richard C. Granville	97,100	(8)	1.760
W. Edwin Kee, Jr.	1,320	(9)	*
Kevin P.LaTulip	0
Susan E. Leaverton	13,144	(10)	*
Neil R. LeCompte	2,200	(11)	*
Jerry F. Pierson	5,603	(12)	*
Christopher F. Spurry	8,500	(13)	*
W. Moorhead Vermilye	110,376	(14)	2.001

All Directors/Executive Officers as a Group (18 Persons)	348,944	(15)	6.326

5% Stockholders
Nicholas F. Brady
PO Box 1410
Easton, MD 21601	278,719	(16)	5.053

Total	627,663		11.380

* Amount constitutes less than 1%.

Notes:

(1)	Includes 54,970 shares held as tenants in common by Herbert L. Andrew, III and Della M. Andrew; and 558 shares held by Herbert L. Andrew, III under Individual Retirement Account arrangements.
(2)
Includes 870 shares held individually by Bruce C. Armistead; 1,688 shares held by Bruce C. Armistead under an Individual Retirement Account arrangement; 1,180 shares held by Bruce C. Armistead, as custodian for a minor child; and 875 shares held by Blenda W. Armistead under an Individual Retirement Account arrangement; and exercisable options to acquire 100 shares.

(3)
Includes 2,171 shares held by Lloyd L. Beatty, Jr. under Individual Retirement Account arrangements; 3,220 shares held jointly with Nancy W. Beatty; and 570 shares held individually by Nancy W. Beatty.

(4)
Includes 50 shares held by Paul M. and Elaine M. Bowman; 120 shares held individually by David A. Bowman; 634 shares held individually by Elaine M. Bowman; 220 shares held individually by Elaine M. Bowman, as Custodian for Erin Reynolds Bowman; 245 shares held by Elaine M. Bowman, as Custodian for Jeffrey P. Bowman; 606 shares held by Paul M. Bowman, Trustee of the

Harry Price Phillips Trust; 975 shares held jointly by Thelma B. Gaines and Paul M. Bowman; 325 shares held by Paul M. Bowman under an Individual Retirement Account arrangement; 325 shares held by Elaine M. Bowman under an Individual Retirement Account arrangement; and exercisable options to acquire 1,100 shares.
(5)	Includes 2,476 shares held individually by Barbara C. Bryan.
(6)	Includes 2,925 shares held jointly by Daniel T. Cannon and Sandra F. Cannon; and exercisable options to acquire 1,300 shares.
(7)	Includes exercisable options to acquire 700 shares.
(8)	Includes 16,875 shares held by Richard C. Granville under an Individual Retirement Account arrangement.
(9)	Includes 1,320 shares held jointly by W. Edwin Kee, Jr. and Deborah D. Kee.
(10)
Includes 4,239 shares held by Susan E. Leaverton under an Individual Retirement Account arrangement; 200 shares held by Susan E. Leaverton, as custodian for two minor children; 2,405 shares held by Keith R. Leaverton under an Individual Retirement Account arrangement; and exercisable options to acquire 3,450 shares.

(11)	Includes 114 shares held by Neil R. LeCompte under an Individual Retirement Account arrangement; and exercisable options to acquire 700 shares.
(12)	Includes 1,008 shares held jointly by Jerry F. Pierson and Bonnie K. Pierson; and exercisable options to acquire 1,100 shares.
(13)
Includes 2,380 shares held by Christopher F. Spurry under an Individual Retirement Account arrangement; 4,230 shares held jointly with Beverly B. Spurry; 25 shares held individually by Beverly B. Spurry; 35 shares held by Beverly B. Spurry under an Individual Retirement Account arrangement.

(14)
Includes 23,984 shares held by W. Moorhead Vermilye under an Individual Retirement Account arrangement; 1,972 shares held individually by Sarah W. Vermilye; and exercisable options to acquire 29,700 shares.

(15)	Includes exercisable options to acquire 231 shares not disclosed above.
(16)	Includes 2,500 shares held by Nicholas F. Brady under an Individual Retirement Account arrangement.

ELECTION OF DIRECTORS (Proposal 1)

The number of directors constituting the Board of Directors is currently set at 13. Directors have been divided into three classes with respect to the time for which the directors may hold office. Directors are elected to hold office for a term of three years, and one class of directors expires each year. In accordance with the Company’s Amended and Restated Articles of Incorporation (“Charter”) and Amended and Restated By-Laws (“By-Laws”), the terms of directors of Class I expire in 2007, the terms of directors of Class II expire this year, and the terms of directors of Class III expire in 2006. In all cases, directors are elected until their successors are duly elected and qualify.

Stockholders are being asked to vote for a total of six director nominees at this year’s Annual Meeting. Three of the current Class II directors are standing for re-election. The fourth member of Class II, David C. Bryan, is not standing for re-election and the Board has nominated Mark M. Freestate to replace Mr. Bryan. Additionally, W. Edwin Kee, Jr. and Thomas H. Evans are also standing for re-election. The Maryland General Corporation Law requires any director who was elected during the year other than at a regular or special meeting of the Company’s stockholders to stand for re-election at the annual meeting of stockholders immediately following that election. In May 2004, the Board elected Mr. Kee to serve as a director as part of the Company’s merger with Midstate Bancorp, Inc. (“Midstate Bancorp”), as required by the merger agreement. In November 2004, the Board elected Mr. Evans to serve as a director. If elected, Mr. Kee will serve in Class III and Mr. Evans will serve in Class I. Steven A. Fulwood, who was also elected by the Board in November 2004 to serve as a director, resigned from the Board on March 21, 2005 and is not standing for re-election. As permitted by the Charter and By-Laws, the Board eliminated the vacancy created by Mr. Fulwood’s resignation.

Mr. Freestate was recommended for nomination by Mr. Jerry F. Pierson, a non-management director of the Company. Mr. Evans was originally elected upon the recommendation of the Company’s President and Chief Executive Officer.

The following nominees for directors, their ages as of the Record Date, their principal occupations and business experience for the past five years, and certain other information are set forth below.

CLASS I DIRECTORS (Terms Expire in 2007)
Name	Age	Principal Occupation and Business Experience

Thomas H. Evans	55
Mr. Evans has served as a director of the Company since November 2004. He has served as a director of The Felton Bank (“Felton Bank”), a wholly-owned subsidiary of the Company, since July 2004 and as its President and Chief Executive Officer since February 2001.

CLASS II DIRECTORS (Terms Expire in 2008)
Name	Age	Principal Occupation and Business Experience
Herbert L. Andrew, III	68

Mr. Andrew has served as a director of the Company since December 2000, and previously served as a director of Talbot Bancshares, Inc. (“Talbot Bancshares”). He has served as a director of The Talbot Bank of Easton, Maryland (“Talbot Bank”), a wholly-owned subsidiary of the Company, since 1977. He is a farmer and served on the Talbot County Council from 1994 to 1998.

Blenda W. Armistead	53
Ms. Armistead has served as a director of the Company since 2002, and previously as a director of Talbot Bancshares. She has served as a director of Talbot Bank since 1992. She is an investor and the former Manager of Talbot County.

Mark M. Freestate	52
Mr. Freestate has served on the Board of Directors of The Centreville National Bank of Maryland (“Centreville National Bank”), a wholly-owned subsidiary of the Company, since 1984, and previously served as a director of Shore Bancshares, Inc. from 1996 to December 2000. He currently serves as Vice President of Avon Dixon Agency, LLC (“Avon-Dixon”), another subsidiary of the Company.

Neil R. LeCompte	64
Mr. LeCompte has been a director of the Company since its formation in 1996, and of Centreville National Bank since 1995. He is a Certified Public Accountant in the Accounting Office of Neil R. LeCompte.

CLASS III DIRECTOR (Term Expires in 2006)

Name	Age	Principal Occupation and Business Experience

W. Edwin Kee, Jr.	53
Mr. Kee has served as a director of the Company since May 2004 and the Chairman of the Board of Felton Bank since 1992. Between 1996 and 2004, Mr. Kee served as the Chairman of the Board of Midstate Bancorp, Inc. Mr. Kee is a professor at the University of Delaware, College of Agriculture, and the President of Kee’s Creek Farm.

A quorum for the Annual Meeting consists of a majority of the issued and outstanding shares of Common Stock present in person or by proxy and entitled to vote. Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote. Consequently, withholding of votes, abstentions and broker non-votes with respect to shares of Common Stock otherwise present at the Annual Meeting in person or by proxy will have no effect on the outcome of this vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES.

The following tables contain information regarding directors of other classes whose terms do not expire in 2005, including the directors’ ages as of the Record Date, and their principal occupations and business experience for the past 5 years.

CLASS I DIRECTORS (Terms Expire in 2007)

Name	Age	Principal Occupation and Business Experience

Daniel T. Cannon	55
Mr. Cannon has been a director of the Company since 1996 and director of Centreville National Bank since 1986. He currently serves as Executive Vice President and Chief Operating Officer of the Company and as President and CEO of Centreville National Bank.

Richard C. Granville	62

Mr. Granville has served as a director of the Company since December 2000, and previously served as a director of Talbot Bancshares, Inc. He has served as a director of Talbot Bank since 1994. He is an investor and was the President of Celeste Industries Corporation of Easton, Maryland through January 2000.

Christopher F. Spurry	57
Mr. Spurry has served as a director of the Company since April 2004 and previously served on the Board of Talbot Bancshares, Inc. He has served as a director of Talbot Bank since 1995. He is the President of Spurry & Associates, Inc.

CLASS III DIRECTORS (Terms Expire in 2006)

Name	Age	Principal Occupation and Business Experience

Lloyd L. Beatty, Jr.	52

Mr. Beatty has served as a director of the Company since December 2000 and as Vice President of the Company since October 2004. He has served as a director of Talbot Bank since 1992, and previously served as a director of Talbot Bancshares, Inc. Mr. Beatty is a Certified Public Accountant and the Chief Operating Officer of Darby Overseas Investments.

Paul M. Bowman	57
Mr. Bowman has been a director of the Company since 1998 and a director of Centreville National Bank since 1997. He served as a director of Kent Savings & Loan Association until Centreville National Bank acquired the financial institution on April 1, 1997. Mr. Bowman is an attorney in the Law Office of Paul M. Bowman.

Jerry F. Pierson	64
Mr. Pierson has been a director of the Company since 2003 and previously as a director from 1996 to December 2000. He has served as a director of Centreville National Bank since 1980 and is President of Jerry F. Pierson, Inc., a plumbing and heating contracting company.

W. Moorhead Vermilye	64
Mr. Vermilye has been a director of the Company since December 2000, and previously served as director, President and CEO of Talbot Bancshares, Inc. He currently serves as President and CEO of the Company and of its wholly-owned subsidiary, Talbot Bank.

Board Committees

The Company’s Board of Directors has an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee (the “Nominating Committee”), and a Personnel Committee, each of which is described below. The Board also has a Strategic Planning Committee.

The Company’s Executive Committee consists of David C. Bryan, Chairman, Blenda W. Armistead, Lloyd L. Beatty, Jr., W. Moorhead Vermilye, Daniel T. Cannon, Christopher F. Spurry, Richard C. Granville, and Thomas H. Evans. The Committee has the authority to exercise the powers of the Board in the management of the business and affairs of the Company, subject to subsequent revision or alteration of any such action by the Board of Directors of the Company. The Executive Committee did not meet in 2004.

The Company’s Audit Committee is established pursuant to Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and consists of Neil R. LeCompte, Chairman, Jerry F. Pierson, and Christopher F. Spurry. The Board has determined that Mr. LeCompte qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”) in Item 401(h) of Regulation S-K. The Audit Committee assists the Board in monitoring the integrity of the financial statements, the performance of the Company’s internal audit function, and compliance by the Company with legal and regulatory requirements, and it oversees the qualification, performance and independence of the Company’s outside auditors, including whether satisfactory accounting procedures are being followed. During 2004, the Audit Committee held six meetings. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached as Appendix A to last year’s definitive proxy statement.

The Company’s Personnel Committee is responsible for determining executive compensation and promotions and for administering the Company’s equity compensation plans. The members of the Personnel

Committee are Christopher F. Spurry, Chairman, Richard C. Granville, Herbert L. Andrew, III and Paul M. Bowman. The Personnel Committee held two meetings in 2004.

The Company’s Nominating Committee consists of Blenda W. Armistead, Chairman, Herbert L. Andrew, III, Paul M. Bowman, Jerry F. Pierson and W. Edwin Kee, Jr., and is responsible for identifying qualified individuals for nomination to the Board Directors, considering candidates for nomination proposed by stockholders of the Company, recommending director nominees to the Board (see “Director Recommendations and Nominations” below), recommending directors for each Board committee, and recommending corporate governance guidelines to the Board. During 2004, the Nominating Committee held one meeting. A copy of the Nominating Committee’s written charter was attached as Appendix B to last year’s proxy statement.

Director Independence

Pursuant to The Nasdaq Stock Market’s listing standards (the “Nasdaq Listing Standards”), a majority of the Company’s directors must be “independent directors” as that term is defined by Nasdaq Listing Standards Rule 4200(a)(15). The Company’s Board of Directors has determined that all of its directors are “independent directors” except for Messrs. Vermilye, Cannon, Beatty, and Evans, and these independent directors constitute a majority of the Company’s Board of Directors. If elected, Mr. Freestate will not be an independent director. Each member of the Personnel Committee and of the Nominating Committee is an “independent director” as defined by Nasdaq Listing Standards Rule 4200(a)(15), and each member of the Audit Committee meets the independence standards of Nasdaq Listing Standards Rule 4350(d)(2).

Board Meeting Attendance

The Board of Directors held five meetings in 2004. No incumbent director during the last full fiscal year attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which that person served as a director); and (2) the total number of meetings held by all committees of the Board on which that person served (held during the period served), except that Mr. Granville missed two meetings of the Board of Directors and one meeting of the Personnel Committee.

Director Compensation

Directors of the Company receive an annual retainer of $3,000 per year for serving on the Company’s Board of Directors, plus $250 per meeting (regular and committee) attended.

Directors who are not employees of the Company or Talbot Bank and who also serve as directors of Talbot Bank (Messrs. Andrew, Beatty, Granville, and Spurry and Ms. Armistead) also receive an annual retainer of $5,000 per year for serving on the Talbot Bank Board of Directors, plus $200 per meeting attended. Directors are compensated once for attendance at jointly-held meetings.

Directors who are not employees of the Company or Centreville National Bank and who also serve as directors of Centreville National Bank (Messrs. Bowman, Bryan, Pierson, and LeCompte) also receive an annual retainer of $10,000 and $100 for each meeting attended. Mr. Pierson, as Chairman of the Centreville National Bank Board of Directors, receives an additional retainer of $1,000. Centreville National Bank maintains a voluntary deferred compensation plan for its directors.  Pursuant to this plan, Messrs. Bryan, Cannon, and Pierson each elected to defer compensation they received in previous years for serving on the Centreville National Bank Board.  These amounts were invested in life insurance policies, owned by the Centreville National Bank, on the lives of the respective individuals.  These directors currently do not defer fees. Death benefits are payable to the Centreville National Bank and the directors’ death beneficiaries. Current death benefits under these policies are $625,156 for Mr. Bryan, $414,120 for Mr. Cannon, and $832,653 for Mr. Pierson.

Directors of the Company who also serve as directors of Felton Bank and who are not employed by Felton Bank (Messrs. Kee and Vermilye) receive an additional $100 for each meeting of Felton Bank Board of Directors that they attended in 2004.

Director Recommendations and Nominations

The Nominating Committee is responsible for assembling and maintaining a list of qualified candidates to fill vacancies on the Board, and it periodically reviews this list and researches the talent, skills, expertise, and general background of these candidates. The Nominating Committee will from time to time review and consider candidates recommended by stockholders. Stockholder recommendations should be submitted in writing to: Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601, Attn: Carol I. Brownawell, Secretary; and must specify (i) the recommending stockholder’s contact information, (ii) the class and number of shares of the Company’s common stock beneficially owned by the recommending stockholder, (iii) the name, address and credentials of the candidate for nomination, and (iv) the candidate’s consent to be considered as a candidate.

Whether recommended by a stockholder or chosen independently by the Nominating Committee, a candidate will be selected for nomination based on his or her talents and the needs of the Board. The Nominating Committee’s goal in selecting nominees is to identify persons that possess complimentary skills and that can work well together with existing Board members at the highest level of integrity and effectiveness. A candidate, whether recommended by a Company stockholder or otherwise, will not be considered for nomination unless he or she is of good character and is willing to devote adequate time to Board duties. In assessing the qualifications of potential candidates, the Nominating Committee will also consider the candidate’s experience, judgment, and civic and community relationships, and the diversity of backgrounds and experience among existing directors. Certain Board positions, such as Audit Committee membership, may require other special skills, expertise, or independence from the Company.

It should be noted that a stockholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a stockholder will be approved by the Nominating Committee or nominated by the Board of Directors. A stockholder who desires to nominate a candidate for election may do so only in accordance with Article II, Section 4 of the By-Laws, which provides that directors may be nominated by stockholders by written request to the Secretary of the Company received not less than 120 days nor more than 180 days prior to the date fixed for the meeting. Additional time constraints are applicable in the cases of a change in stockholder meeting date or a special meeting called for the purpose of electing directors. As provided in the By-Laws, the notice of nomination must specify: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of capital stock of the Company owned by the notifying stockholder; (f) the consent in writing of the proposed nominee as to the proposed nominee’s name being placed in nomination for director; (g) a description of all arrangements or understandings between such notifying stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such notifying stockholder, (h) a representation that such notifying stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (i) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Exchange Act and Rule 14a-11 promulgated thereunder, assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Company’s Board of Directors by contacting Carol I. Brownawell, Secretary, at Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601 or (410) 822-1400. All communications will be forwarded directly to the Chairman of the Board for consideration.

The Company believes that the Annual Meeting is an opportunity for stockholders to communicate directly with directors and, accordingly, expects that all directors will attend each Annual Meeting. If you would like an opportunity to discuss issues directly with our directors, please consider attending this year’s Annual Meeting. At the 2004 Annual Meeting, all directors (who were serving as such) were in attendance.

AUDIT COMMITTEE REPORT

The Audit Committee has (i) reviewed and discussed the Company’s consolidated audited financial statements for fiscal year ended December 31, 2004 with Company management; (ii) discussed with Stegman & Company, the Company’s independent auditors, all matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU, § 380), as modified or supplemented; and (iii) has received the written disclosures and the letter from Stegman & Company, required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with the auditors the auditor’s independence. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the consolidated audited financial statements for year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

AUDIT COMMITTEE By: Neil R. LeCompte, Chairman Jerry F. Pierson Christopher F. Spurry

EXECUTIVE OFFICERS

Information about the Company’s current executive officers is provided below. Except with respect to Mr. Evans, each executive officer was named to his or her current position on December 1, 2000 as part of the merger of Talbot Bancshares into the Company. Mr. Evans was named to his office as part of the Company’s merger with Midstate Bancorp.

W. Moorhead Vermilye, 64, has served as President and Chief Executive Officer of the Company since December 2000. Between 1997 and December 2000, Mr. Vermilye served as President of Talbot Bancshares. Mr. Vermilye has served as President of Talbot Bank since 1988 and as Chief Executive Officer of Talbot Bank since 1993. Mr. Vermilye serves on the Boards of Directors of the Company, Talbot Bank, and Felton Bank.

Daniel T. Cannon, 55, has served as Executive Vice President and Chief Operating Officer of the Company since December 2000. Between 1996 and December 2000, Mr. Cannon served as President of the Company. Mr. Cannon has served as President and Chief Executive Officer of Centreville National Bank since July 1995 and in other management positions at Centreville National Bank prior to that date. Mr. Cannon serves on the Boards of Directors of the Company and Centreville National Bank.

Susan E. Leaverton, 41, has served as Treasurer of the Company since December 2000. Between 1997 and December 2000, Ms. Leaverton served as Secretary/Treasurer of Talbot Bancshares. Ms. Leaverton has served as Vice President of Finance of Talbot Bank since 1994.

Carol I. Brownawell, 40, has served as Secretary of the Company since December 2000. Between 1996 and December 2000, Ms. Brownawell served as Treasurer of the Company. Ms. Brownawell has served as Executive Vice President and Chief Financial Officer of Centreville National Bank since January 1997 and in other management positions of Centreville National Bank prior to that date.

Thomas H. Evans, 55, has served as the President and Chief Executive Officer of Felton Bank since February 2001. Prior to February 2001, Mr. Evans was employed by Bank of America as a commercial lending manager. Mr. Evans serves on the Boards of Directors of the Company and Felton Bank.

EXECUTIVE COMPENSATION

The following table summarizes the remuneration earned in 2004 and the prior two years by the President and CEO of the Company, and by each other person who served as an executive officer of the Company at any time during the last fiscal year and received salary and bonus (cash and non-cash) in excess of $100,000 (the President/CEO and such other officers are referred to as the “named executive officers”).

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long-Term Compensation	All Other Compensation ($)(2)(3)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options/ SARs (#)
W. Moorhead Vermilye President and Chief Executive Officer	2004 2003 2002	$200,000 $200,000 $180,000	$140,000 $125,000 $110,000	$60,504 $96,719 $6,303	0 0 3,000	$38,450 $38,000 $40,109
Daniel T. Cannon Executive Vice President and Chief Operating Officer	2004 2003 2002	$165,000 $155,228 $140,000	$20,000 $15,000 $17,000	$1,450 $720 $0	0 0 2,000	$29,493 $15,772 $14,490
Susan E. Leaverton Treasurer and PAO	2004 2003 2002	$93,000 $84,500 $80,500	$35,000 $25,000 $23,500	$9,515 $15,829 $121	0 0 1,500	$10,620 $9,495 $9,270
Steven A. Fulwood President, The Avon-Dixon Agency, LLC (from March 29, 2004 to March 8, 2005)	2004 2003 2002	$160,685 N/A N/A	$20,000 N/A N/A	$403 N/A N/A	0 N/A N/A	N/A N/A N/A
Kevin P. LaTulip President, The Avon-Dixon Agency, LLC (from May 1, 2002 to March 29, 2004)	2004 2003 2002	$159,885 $225,154 $131,053	$0 $0 $0	$1,848 $8,400 $0	0 0 0	$14,434 $18,000 $11,091

Notes:

(1)	Amounts include benefits under the Company’s life insurance program as follows: Mr. Vermilye, $2,772 in 2004, $2,772 in 2003, and $2,471 in 2002; Mr. Cannon, $1,450 in 2004 and $720 in 2003; Ms. Leaverton, $163 in 2004, $143 in 2003, and $121 in 2002; Mr. Fulwood, $403 in 2004; and Mr. LaTulip $1,848 in 2004. For Mr. Vermilye,

amounts also include tax “gross ups” for use of a motor vehicle of $4,294 in 2004, $4,314 for 2003, and $3,832 for 2002, as well as a $53,438 and $89,633 tax benefit payment for 2004 and 2003, respectively, paid in connection with the exercise of stock options. For Ms. Leaverton, amounts also include a $9,352 and $15,686 tax benefit payment paid in 2004 and 2003, respectively, in connection with the exercise of stock options. The amount shown for Mr. LaTulip in 2003 represents a travel allowance.

(2)	Amounts include the following 401(k) and profit sharing plan contributions: Mr. Vermilye, matching contributions of $8,200 in 2004, $8,000 in 2003, and $10,109 in 2002, and discretionary contributions of $10,250 in 2004, and $10,000 in 2003 and in 2002; Mr. Cannon, matching contributions of $7,400 in 2004, $6,826 in 2003, and $6,280 in 2002, and discretionary contributions of $9,250 in 2004, $8,532 in 2003, and $7,850 in 2002; Ms. Leaverton, matching contributions of $4,720 in 2004, $4,220 in 2003, and $4,120 in 2002, and discretionary contributions of $5,900 in 2004, $5,275 in 2003, and $5,150 in 2002; and Mr. LaTulip, matching contributions of $6,415 in 2004, $8,000 in 2003 and $4,538 in 2002, and discretionary contributions of $8,019 in 2004, $10,000 in 2003, and $6,553 in 2002.

(3)	For Mr. Vermilye, amounts also include contributions under a deferred compensation plan in the amount of $20,000 in each of 2004, 2003, and 2002. For Mr. Cannon, amount also includes economic value of his life insurance coverage for 2004, 2003, and 2002 under a key man life insurance policy (see “Deferred and Other Compensation”) of $12,843, $414, and $360, respectively.

401(k) Profit Sharing Plan

The Company adopted the Shore Bancshares, Inc. and Subsidiaries 401(k) Profit Sharing Plan on January 1, 2002. The plan is administered by six trustees appointed by the Board of Directors and is available to eligible employees of the Company and its subsidiaries who have completed six months of service. The Company may make discretionary contributions to the plan each year based upon profits of the Company. In addition, employer matching contributions are made to each active member’s account each year in an amount equal to 100% of the member’s pay reduction contributions up to 3% of base salary, plus 50% of contributions which exceed 3% of base salary, up to 5% of base salary. All employee contributions are immediately vested. Discretionary and matching contributions vest incrementally over a six year period. Discretionary, pre-tax and matching contributions may be withdrawn while a member is employed by the Company if the member has reached age 59½ in circumstances of financial hardship or in certain other circumstances pursuant to plan restrictions. Effective January 1, 2005, Felton Bank terminated its separate 401(k) plan and all eligible employees now participate in the Company’s plan.

Shore Bancshares, Inc. 1998 Stock Option Plan

The Shore Bancshares, Inc. 1998 Stock Option Plan was approved by the Company’s Board of Directors and stockholders and will continue in effect until March 3, 2008, unless earlier terminated. The plan contemplates the grant of options to purchase shares of Common Stock to directors and key management employees of the Company and its subsidiaries. The total number of shares of Common Stock that may be issued under the plan cannot exceed 80,000 shares, as adjusted for stock splits and other similar reclassification events. Both incentive stock options and nonqualified stock options may be granted under the plan. An option granted under the plan generally expires on the 10th anniversary of the date the option was granted. The Company did not grant any options under this plan in 2004.

Shore Bancshares, Inc. 1998 Employee Stock Purchase Plan

The Shore Bancshares, Inc. 1998 Employee Stock Purchase Plan was approved by the Company’s Board of Directors and stockholders and will continue in effect until March 3, 2008, unless earlier terminated. The plan contemplates the grant of options to purchase shares of Common Stock to eligible employees of the Company and its subsidiaries. The total number of shares of Common Stock that may be issued under the plan cannot exceed 45,000 shares, as adjusted for stock splits and other similar reclassification events. An option granted under the plan generally expires 27 months after the date the option was granted. In 2004, 5,979 options were granted under this plan.

Talbot Bancshares, Inc. Employee Stock Option Plan

In connection with the December 2000 merger of Talbot Bancshares into the Company, the Company assumed options previously granted under, and subject to all terms of, the Talbot Bancshares, Inc. Employee Stock Option Plan (the “Talbot Plan”). The Company subsequently registered the Talbot Plan with the SEC, which authorizes the grant of options to purchase up to 114,000 shares of the Company’s Common Stock, as adjusted for stock splits and other similar reclassification events. The Talbot Plan was approved by both the Board of Directors and the stockholders of Talbot Bancshares, but was not approved by the stockholders of the combined companies. Thus, only non-qualified stock options may be granted under the Talbot Plan. During 2004, the Company did not grant any options to the named executive officers under the Talbot Plan.

The Talbot Plan is administered by the Personnel Committee of the Board and will expire on April 9, 2007 unless sooner terminated. Generally, key management employees of the Company and its subsidiaries are eligible to receive option grants under the Talbot Plan. An option granted under the Talbot Plan vests according to the terms of the related stock option agreements and can generally be exercised for 10 years after grant, unless the Board provides otherwise. The option exercise price will generally be the fair market value of the shares on the date the option is granted. Upon exercise of options granted under the Talbot Plan, the Company is obligated to pay the optionee a tax benefit payment in an amount of U.S. dollars equal to the number of shares as to which the option is being exercised, multiplied by (i) the “tax rate” and (ii) the difference between the per share fair market value at the time of exercise and the per share option price. The tax rate shall be a percentage designated by the Company to result in compensating the optionee for the federal, state and local income tax liability incurred by the optionee by virtue of his exercise of the option and the payment to him of the tax benefit payment. Options are not transferable other than by will or the laws of descent and distribution. All unexercised options will lapse upon termination of employment other than because of death, disability or approved retirement. If employment is terminated because of disability or approved retirement, the options will lapse one year or three months after termination, respectively. Upon a “change in control” as defined in the Talbot Plan, all unexercised options will immediately vest and become exercisable. No options have been granted under the plan since the merger with Talbot Bancshares.

The following table sets forth certain information relating to options (under all plans) exercised by the named executive officers in 2004 and the number and value of underlying unexercised stock options held by the named executives as of December 31, 2004

Aggregated Option/SAR Exercises in 2004 and 2004 Year End Option/SAR Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1) ($)
Name			Exercisable/Unexercisable	Exercisable/Unexercisable
Mr. Vermilye President and CEO	14,250	267,188	29,700 / 1,800	803,833 / 29,722
Mr. Cannon Executive Vice President and COO	0	0	1,300 / 1,300	14,877 / 21,377
Ms. Leaverton Treasurer and PAO	1,425	26,719	3,450 / 900	88,328 / 14,886
Mr. Fulwood President, The Avon-Dixon Agency, LLC (from March 29, 2004 to March 8, 2005)	0	0	0 / 0	0
Mr. LaTulip President, The Avon-Dixon Agency, LLC (until March 29, 2004)	0	0	0 / 0	0

Notes:
(1) Represents the total gain which would be realized if all in-the-money options held at December 31, 2004 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the fair market value of the shares at December 31, 2004 of $36.29 per share.

Deferred and Other Compensation

In 1996, Talbot Bank adopted a supplemental deferred compensation plan to provide retirement benefits to its President and Chief Executive Officer. The plan calls for fixed annual payments of $20,000 vesting immediately to be credited to the participant’s account.

In 1999, Centreville National Bank and Mr. Cannon entered into a Executive Supplemental Retirement Plan Agreement (the “Retirement Agreement”) to provide certain benefits to Mr. Cannon on and after retirement. Centreville National Bank funds this plan through a key man life insurance policy on the life of Mr. Cannon that was purchased in 1994 and carries a $15,000 annual premium for 20 years. Each year, Centreville National Bank deposits to or withdraws from a retirement account an amount equal to the difference between the annual after-tax earnings or loss, respectively, generated by the insurance policy and the “Cost of Funds” (as defined in the Retirement Agreement) for that year. Upon termination of employment other than for death or “cause” (as defined in the Retirement Agreement), Mr. Cannon will generally be entitled to receive (i) the balance of his retirement account paid in 10 annual installments, commencing at age 65, and (ii) each year until death, commencing at age 65, the difference between the after-tax income generated by the policy and the Cost of Funds for that year. If Mr. Cannon’s employment is terminated due to death, his designated beneficiary will receive the balance in his retirement account in one lump sum payment. At December 31, 2004, this balance was $11,244.

Additionally, Centreville National Bank and Mr. Cannon entered into a Life Insurance Endorsement Method Split Dollar Plan Agreement (the “Endorsement”) pursuant to which Centreville National Bank has endorsed to a beneficiary named by Mr. Cannon 80% of the net-at-risk insurance portion of the death benefits payable to Centreville National Bank under the key man life insurance policy discussed above. The net-at-risk portion of the proceeds is defined as the total proceeds paid at death less the then cash value of the policy. Centreville National Bank is the sole owner of this policy and has all rights with respect to its cash surrender value. The Endorsement will be terminated if Mr. Cannon’s employment with Centreville National Bank is terminated for “cause” (as defined in the Endorsement), in which case Mr. Cannon will be given the option to purchase the policy from Centreville National Bank by paying the greater of (i) Centreville National Bank’s share of the cash value of the policy on the date of assignment or (ii) the amount of all premiums paid to date by Centreville National Bank . Generally, a “change in control” (as defined in the Endorsement) that results in the termination of Mr. Cannon’s employment will not affect the benefits payable to Mr. Cannon’s beneficiary. Based on the value of the policy at December 31, 2004, Mr. Cannon’s beneficiary would receive approximately $423,908 upon Mr. Cannon’s death.

Employment Agreements with Named Executive Officers

Both Mr. Vermilye and Mr. Cannon are parties to an employment agreement with the Company, each dated December 1, 2000. Under Mr. Vermilye’s employment agreement, Mr. Vermilye serves as President and Chief Executive Officer of the Company and President and Chief Executive Officer of Talbot Bank. Under Mr. Cannon’s employment agreement, Mr. Cannon serves as Executive Vice President and Chief Operating Officer of the Company and President and Chief Executive Officer of Centreville National Bank. Talbot Bank may terminate Mr. Vermilye’s agreement at any time and Centreville National Bank may terminate Mr. Cannon’s agreement at any time, but Mr. Vermilye and Mr. Cannon will thereafter be entitled to certain compensation, which will vary depending upon whether their respective terminations were for “cause” (as defined in the agreements). Except as provided otherwise in their agreements, Mr. Vermilye and Mr. Cannon have each agreed that, during the terms of their respective agreements, they will not be a director, officer, or employee of, or consultant to, any federal or state financial institution operating in Queen Anne's, Kent, Caroline, Talbot, or Anne Arundel Counties in the State of Maryland, or Kent County, Delaware, other than of Talbot Bank or Centreville National Bank or their subsidiaries or affiliates. Under the terms of both employment agreements, in the event of a “change in control” (as defined in the employment agreement) in which the employee is terminated without cause within 12 months of the change in control, the employee will receive a lump sum payment equal to 2.99 times his then current salary. The term of each agreement will expire after five years and is subject to automatic renewal for one additional five year period and thereafter for successive one year term. Compensation received by Mr. Vermilye is paid by Talbot Bank, and compensation received by Mr. Cannon is paid by Centreville National Bank.

During Mr. Fulwood’s employment with Avon-Dixon, he was a party to an employment agreement under which he served as President of the agency. This employment agreement called for an annual salary of $211,000, plus participation in the Company’s profit-sharing and 401(k) plan and other company-wide benefits plans, a $10,000 insurance commission, a supplemental retirement account that was scheduled to be activated in the first quarter of 2005, a one-time signing bonus of $20,000, and a profit-sharing bonus plan that was scheduled to commence in 2006. The agreement was generally terminable by either party on 30 days’ notice.

During Mr. LaTulip’s employment with Avon-Dixon, he was party to an employment agreement under which he served as the President of the agency. This agreement called for an annual salary of $211,000, certain insurance commissions, and a vehicle allowance. For three years after the termination of his employment, Mr. LaTulip is prohibited from competing against Avon-Dixon within the Delmarva Peninsula of Maryland, and he may not serve or solicit, in connection with insurance producer or related services, any person who was a customer of Avon-Dixon at any time within 18 months of the date his employment terminated. The agreement did not contain a stated term of employment, but was generally terminable by either party on 30 days’ notice.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Personnel Committee oversees executive compensation matters. The Personnel Committee consists of Christopher F. Spurry, Chairman, Richard C. Granville, Paul M. Bowman, and Herbert L. Andrew, III. Each of the foregoing persons is a non-employee director, has not formerly served as an officer of the Company or its subsidiaries, and has no interlocking relationship or insider participation as defined by the SEC.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Personnel Committee submits the following report addressing the executive compensation policies of the Company for 2004.

The Personnel Committee of the Board of Directors structures the compensation programs for the Chief Executive Officer, the Executive Vice President, and other executive officers and key employees of the Company. It is the philosophy of the Personnel Committee to offer competitive compensation that is designed to provide incentives that reward employees based upon individual performance and the overall performance of the Company. Executive compensation levels are recommended to the Board of Directors by the Personnel Committee and approved by the non-employee directors. The compensation programs are reviewed annually or at other times when an individual’s specific performance warrants a special review.

Executive compensation consists of two components—base salary and incentive compensation. Incentive compensation is variable and directly tied to the performance of the Company. The incentive programs have been developed to align the interest of management with the long-term strategic objectives of the Company. In setting the base compensation levels and developing incentive compensation programs, careful consideration is given to programs offered by other institutions in the Company’s peer group. It has been the intention of the Personnel Committee and the Board to keep the Company’s compensation packages in the top quartile of its peer group. The Personnel Committee believes that maintaining this level of compensation is an essential element in attracting and retaining the top executives in the industry.

The Personnel Committee considers a variety of factors to determine whether incentive goals have been met by a particular executive officer. The financial measures consist of traditional ratios, such as return on assets, earnings per share, and efficiency ratios. In addition, the Personnel Committee considers subjective factors like employee moral, employee turnover and customer satisfaction. It is the view of the Personnel Committee that these are key elements necessary to maintain the market leadership role we have in our primary markets.

The Personnel Committee set the Chief Executive Officer’s base salary for fiscal year 2004 at $200,000, which represents no increase over 2003. In establishing this base salary, the Personnel Committee considered the Chief Executive Officer’s performance for the prior year, the increasing complexity of the Company’s operations, including the recent additions of the insurance producer and wealth planning groups, and the base compensation paid to chief executive officers of other banking organizations in the Company’s peer group. The Chief Executive Officer’s 2004 incentive compensation consisted of a $140,000 cash bonus, which represents a 12.3% increase over his 2003 cash bonus. This bonus was based on several factors, including the Company’s continued growth in total assets, loans and deposits in 2004, the Company’s record earnings in 2004, the growth and success of the Company’s insurance and wealth management operations, and the Chief Executive Officer’s instrumental role in negotiating the Company’s merger with Midstate Bancorp that occurred in April 2004. The Personnel Committee finds that the Chief Executive Officer’s total compensation package for 2004 was justified based on the overall performance of the Company, stockholder interests, and competitive data related to compensation packages for top executives in and around the Company's market areas.

The Personnel Committee believes that the total compensation awarded to the Chief Executive Officer and to the other executive officers of the Company is consistent in each case with the Personnel Committee’s objectives and the officer’s individual performance.

PERSONNEL COMMITTEE By: Christopher F. Spurry, Chairman Herbert L. Andrew, III Paul M. Bowman Richard C. Granville.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past year Talbot Bank, Centreville National Bank, and Felton Bank have had banking transactions in the ordinary course of their businesses with their directors and officers and with the associates of such persons on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others. The extensions of credit by Talbot Bank, Centreville National Bank, and Felton Bank to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features.

On April 1, 2004, the Company completed its merger with Midstate Bancorp pursuant to which the Company paid a total of $2,953,710 in cash and 82,786 shares of its Common Stock in exchange for all of the outstanding shares of Midstate Bancorp common stock. At the time of the merger, Mr. Kee was the Chairman of the Board of Midstate Bancorp and Mr. Evans was the President and Chief Executive Officer of Midstate Bancorp and its subsidiary, Felton Bank. By virtue of their ownership of shares of Midstate Bancorp common stock at the time of the merger, Mr. Kee received approximately $46,872 in cash and 1,320 shares of Common Stock as merger consideration and Mr. Evans received approximately $62,000 in cash and 1,746 shares of Common Stock as merger consideration. As part of the merger, the Company and Mr. Evans entered into a four-year employment agreement under which Mr. Evans is to serve as the President/CEO of Felton Bank and receive an annual salary of $105,000 (subject to annual adjustment), discretionary bonuses, fringe benefits, and participation in the pension, profit sharing, retirement, equity and incentive compensation plans and vacation generally available to other officers of the Company’s subsidiaries.

On November 1, 2002, Avon-Dixon purchased substantially all of the assets of W.M. Freestate & Son, Inc. (“W.M. Freestate”), an insurance producer firm that was owned by Mark M. Freestate. Under the terms of the acquisition agreement, Avon-Dixon agreed to make a deferred payment (earn-out) to W.M. Freestate of between $0 and $512,500 on or before December 16, 2005. The formula pursuant to which this payment is to be calculated was negotiated in good faith by the parties and is a function of the pre-acquisition income of W.M. Freestate and the post-acquisition income of the acquired business through December 31, 2004. The Company has determined that W.M. Freestate is entitled to the maximum deferred payment of $512,500. Because W.M. Freestate was dissolved on or about December 26, 2002, the deferred payment will be paid directly to Mr. Freestate. Under Mr. Freestate’s employment agreement with Avon-Dixon, he serves as an insurance producer and is entitled to certain insurance commissions as follows: (i) 32% of the commissions received on the commercial insurance business of W.M. Freestate that existed at the time of the acquisition; (ii) 50% of commissions received on the life insurance business he places; (iii) 32% of commissions received on the commercial insurance business he places; (iv) 50% of the first-year commissions received on personal lines insurance business he places; and (v) 20% of first-year commissions received on all insurance business that Mr. Freestate refers to another Avon-Dixon employee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the outstanding shares of Common Stock to file with the SEC an initial report of beneficial ownership of the Common Stock, periodic reports of changes in beneficial ownership of the Common Stock, and, in certain cases, annual statements of beneficial ownership of the Common Stock. Based solely on a review of copies of such reports furnished to the Company, or on written representations that no reports were required, the Company believes that all directors, executive officers and holders of more than 10% of the Common Stock complied in a timely manner with the filing requirements applicable to them with respect to transactions during the year ended December 31, 2004, except that one current report on Form 4 was filed late by Mr. Bryan (covering three stock option exercises) and two current reports on Form 4 were filed late by Mr. LaTulip (each covering one purchase of Common Stock).

PERFORMANCE GRAPH

The following graph compares the performance of an investment in shares of the Company’s Common Stock for the last five years with the performance of both the NASDAQ Composite Index (reflecting overall stock market performance) and the NASDAQ Bank Index (reflecting changes in banking industry stocks), assuming in each case an initial $100 investment on December 31, 1999 and reinvestment of dividends as of the end of the Company’s fiscal years. Returns are shown on a total return basis.

	1999	2000	2001	2002	2003	2004
Shore Bancshares, Inc.	$100.00	$69.73	$91.79	$123.57	$206.36	$200.33
NASDAQ Composite Index	$100.00	$60.71	$47.93	$32.82	$49.23	$53.46
NASDAQ Bank Index	$100.00	$114.67	$126.23	$131.93	$171.42	$190.26

INDEPENDENT AUDITORS

The accounting firm of Stegman & Company, Certified Public Accountants, has been engaged to audit the books and accounts of the Company for the next fiscal year. Stegman & Company served as the Company’s independent auditor in 2004. Stegman & Company has advised the Company that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with the Company other than as independent public auditors. A representative of Stegman & Company is expected to be present at this year’s Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

AUDIT FEES AND SERVICES

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Stegman & Company during fiscal years 2004 and 2003:

	2004	2003
Audit Fees	$112,546	$82,181
Audit-Related Fees	8,086	11,200
Tax Fees	13,500	11,000
All Other Fees	0	0
Total	$134,132	$104,381

Audit Fees incurred in fiscal year 2004 include charges for the examination of the consolidated financial statements of the Company, quarterly reviews of financial statements, and the attestation of management’s report on internal control over financial reporting. Audit Fees incurred in fiscal year 2003 include charges for the examination of the consolidated financial statements of the Company and quarterly reviews of financial statements. Audit-Related Fees incurred in fiscal years 2004 and 2003 include charges related to agreed-upon procedures performed in conjunction with borrowing arrangements with the Federal Home Loan Bank of Atlanta and charges related to the audit of the 401(k) and profit sharing plan. Tax Fees incurred in fiscal years 2004 and 2003 include charges primarily related to tax return preparation and tax consulting services. The Audit Committee has reviewed summaries of the services provided and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of Stegman & Company.

The Audit Committee’s policy is to pre-approve all audit and permitted non-audit services, except that de minimis non-audit services, as defined in Section 10A(i)(1) of the Exchange Act, may be approved prior to the completion of the independent auditor’s audit. In 2003, the SEC adopted a rule pursuant to the federal Sarbanes-Oxley Act of 2002 that, except with respect to certain de minimis services discussed above, requires Audit Committee pre-approval of audit and non-audit services provided by the Company’s independent auditors. All of the 2004 services described above were pre-approved by the Audit Committee, and all of 2003 services described above were pre-approved by the Audit Committee to the extent that this SEC rule was applicable during fiscal year 2003.

FINANCIAL STATEMENTS

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which contains audited financial statements for the year ended December 31, 2004, accompanies this Proxy Statement. This Form 10-K may also be obtained without charge by visiting the Company’s website (www.shbi.net) or upon written request to Carol I. Brownawell, Secretary, Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder desiring to present a proposal pursuant to Rule 14a-8 of the Exchange Act to be included in the proxy statement and voted on by the stockholders at the 2006 Annual Meeting of Stockholders must submit a written proposal, including all supporting information, to the Company at its principal executive offices no later than November 28, 2005 (120 days before the date of mailing based on this year’s proxy statement date), and must meet all other requirements for inclusion in the proxy statement. As provided in the Company’s By-Laws, if a stockholder intends to present a proposal for business to be considered at the 2006 Annual Meeting of Stockholders but does not seek inclusion of the proposal in the Company’s proxy statement for that meeting, then such proposal, including all supporting information, must be delivered to and received by the Company’s Secretary at the Company’s principal executive offices no earlier than January 27, 2006 and no later than February 27, 2006 (not more than 90 days nor less than 60 days before the first anniversary of the prior year’s annual meeting).

Additional time constraints are applicable where the date of the Annual Meeting is changed. Proposals received by the Company outside of these timelines will be considered untimely. If a stockholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

OTHER BUSINESS

As of the date of this proxy statement, management does not know of any other matters that will be brought before the meeting requiring action of the stockholders. However, if any other matters requiring the vote of the stockholders properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the discretion of management. The persons designated as proxies will also have the right to approve any and all adjournments of the meeting for any reason.

By Order of the Board of Directors,

W. Moorhead Vermilye
President and CEO
March 28, 2005

APPENDIX A

Form of Proxy

SHORE BANCSHARES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Shore Bancshares, Inc. (the “Company”) hereby appoints W. Moorhead Vermilye and Neil R. LeCompte, or either of them, the lawful attorneys and proxies of the undersigned with full power of substitution to vote, as designated below, all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders called to convene on Wednesday, April 27, 2005, and at any and all adjournments and postponements thereof:

1.	ELECTION OF DIRECTOR NOMINEES:

Class I (Term expires in 2007)
Thomas H. Evans

Class II (Terms expire in 2008)
Herbert L. Andrew, III
Blenda W. Armistead
Mark M. Freestate
Neil R. LeCompte

Class III (Term expires in 2006)
W. Edwin Kee, Jr.
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instruction below)

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and strike a line through the nominee’s name in the list above.

The Board of Directors recommends a vote “FOR ALL NOMINEES” in Proposal 1.

2.	IN THEIR DISCRETION ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted FOR ALL NOMINEES with respect to Proposal 1 and in the best discretion of the proxy holders as to any other matters.

If you plan to attend the meeting, please designate the number that will attend ☐.

Dated ____________________, 2005
Signature

Signature

Please sign as name(s) appear(s) on stock certificate. If jointly held, all owners must sign. Executors, administrators, trustees or persons signing in such capacity should so indicate.